Exhibit 99.2

6th November 2012

Imagination Technologies Group plc

Imagination acquires operating business, certain patent properties and license rights to other patent properties of MIPS Technologies Inc., a leading provider of CPU architectures and cores, for US$60 million

Imagination Technologies Group plc (LSE:IMG, "Imagination"), a leading multimedia, communications and embedded processor technology company, has signed an agreement to acquire the operating business and certain patent properties, as well as license rights to all of the remaining patent properties, of MIPS Technologies, Inc. ("MIPS"), a leading provider of CPU (central processing unit) processor architectures and cores, for a cash consideration of US$60 million.

In addition to the operating business of MIPS, Imagination’s purchase includes ownership of 82  key patent properties (the “Retained Patent Properties”) that are directly relevant to the MIPS® architecture, and comprehensive license rights to all of the remaining 498 MIPS’ patent properties (the “Divested Patent Properties”). In a separate transaction, the Divested Patent Properties are being sold to Bridge Crossing LLC, by MIPS for US$350 million.

Strategic Highlights
•	Strengthens Imagination’s presence in the substantial and growing CPU IP segment in both established and new markets
•	Combines complementary CPU technologies, resources, expertise and market presence of Imagination and MIPS to deliver enhanced scale on several fronts
•	The integrated business aims to create a new industry-leading force in CPU development and licensing
•	MIPS is one of the small number of CPU architectures directly supported by the Android™ OS
•	Imagination secures ownership or license rights to the entire MIPS portfolio of 580 patent properties

Transaction Highlights
•	Imagination to retain certain key patent properties directly relevant to the MIPS architecture
•	Royalty-free, perpetual license to be granted to Imagination in respect of the Divested Patent Properties
•	Anticipated to be accretive to Imagination's earnings in FY2014 (excluding one-off items)
•	To be financed from existing cash resources
•	Expected to close in Q1 CY2013

MIPS Overview
•	MIPS pioneered modern 32-bit and 64-bit RISC CPU architectures
•	MIPS’ customers shipped over 700 million royalty earning units in its financial year ended 30 June 2012
•	MIPS had 56 royalty-paying licensees in its financial year ended 30 June 2012
•	MIPS CPU intellectual property core licensing business generated c.US$60.0 million in revenue in its financial year ended 30 June 2012
•	MIPS has recently launched new performance and area efficient Aptiv™ Generation of cores

Hossein Yassaie, Chief Executive Officer, Imagination said:

“MIPS is the company that pioneered the RISC CPU architecture and created an iconic and widely respected technology. I am absolutely delighted to welcome MIPS and its team to the Imagination family.

“I believe that the combination of our existing Meta CPU technologies and activities with MIPS’ capabilities will help us to create a new force to be reckoned with in the CPU IP market. I am confident the acquisition will accelerate our growth in the substantial CPU IP market across many segments.

“We have been working closely with MIPS for several years now and have a number of mutual customers and partners. I believe that this transaction will be welcomed by both companies’ customers and the electronics industry at large.”

Sandeep Vij, President and Chief Executive Officer, MIPS said:

“The synergy between Imagination and MIPS makes the proposed transaction a notable step forward, not only for the two companies, but for the whole electronics industry.

“It was key for us that our customers and partners were assured of a strong, long term future for MIPS’ architecture, cores and other technologies, and thanks to this agreement we are confident we have found the ideal partner to take that forward.

“The industry needs semiconductor IP companies with a breadth of respected processor architectures for all SoC processing requirements. This acquisition is a strong and welcome step in addressing such needs.”

There will be an analyst conference call at 8.30am GMT – please contact Lucy Moseley at lucy.moseley@collegehill.com or on telephone +44(0)20 7457 2020 for details.

Strategic opportunity
The acquisition will bring together two of the world’s top five semiconductor design IP vendors delivering benefits to both companies’ customers and partners as well as generating significant new business and revenue opportunities.

The acquisition will further strengthen Imagination’s position and opportunities in mobile, TV/set-top-box, consumer, and other embedded markets, as well as increase its penetration into networking, infrastructure and other markets where MIPS has enjoyed significant success.

The acquisition of MIPS adds highly respected RISC-based 32-bit and 64-bit CPU applications processor architectures that complement Imagination’s existing Meta 32-bit embedded CPU IP product family. The architectures have similar philosophies in several key areas including hardware multi-threading whilst also bringing highly complementary capabilities.  The resulting combined CPU IP offering will become one of the industry’s strongest and most comprehensive.

The acquisition also adds a well-established ecosystem of customers, developers, operating systems and tool providers, who will all benefit from the strengthened position and broader IP offering that the newly combined business has to offer.

Imagination strongly believes that the selection of each major IP block for SoCs is a key and complex strategic decision of its customers. Imagination customers have received and will continue to receive the fullest support possible when they use Imagination IP alongside CPUs, or other IP cores, developed internally or licensed from other suppliers. Any customer wishing to use Imagination’s CPUs (including MIPS’ CPU), GPUs (graphics processors), VPUs (video processors) or RPU (radio processors) with IP cores from sources other than Imagination will be fully supported by Imagination without compromise. This customer-centric and supportive IP business philosophy has always been central to Imagination’s business model, is valued by Imagination’s partners and has resulted in widespread market penetration.

MIPS
MIPS (www.mips.com) is a US technology company listed on NASDAQ and is a leading provider of industry-standard processor architectures and cores for home entertainment, networking, mobile and embedded applications. MIPS is headquartered in Sunnyvale, CA and has c.160 employees.

The MIPS architecture powers some of the world’s most popular electronic products such as digital televisions, set-top boxes, Blu-ray players, broadband customer premises equipment (CPE), WiFi access points and routers, networking infrastructure and portable/mobile communications and entertainment products.

MIPS' major customers are global semiconductor companies and system original equipment manufacturers. MIPS' customers pay it license fees for the use of MIPS' architectural, product and intellectual property rights, as well as royalties based on processor unit shipments.

In the 12 months to 30 June 2012 MIPS had 56 royalty-paying licensees and MIPS’ customers shipped over 700 million royalty earning units.

In the 12 months to 30 June 2012 the MIPS processor licensing business generated c.US$60.0 million in revenue and a loss before tax of c.US$9.0 million.  MIPS' licensing business had gross assets* of c.US$20 million at 30 September 2012.

*Excluding cash and short term investments

Funding and anticipated financial effects of the acquisition
The total consideration payable by Imagination is US$60 million in cash.  The consideration will be financed from Imagination's existing cash resources.

Based on current business prospects, Imagination anticipates that the acquisition of MIPS will be marginally dilutive to earnings per share for the 2013 financial year, and accretive to earnings per share in 2014 (excluding one off items).

As part of the documents relating to the acquisition, MIPS has agreed to hold back approximately c.US$100 million in cash in respect of various ancillary transaction matters including a tax liability that is likely to arise as a result of the sale of the Divested Patent Properties and liabilities of MIPS relating to employee retention and severance payments.

Terms of the agreement and conditionality
Imagination and MIPS have entered into a definitive acquisition agreement under the terms of which Imagination intends to acquire the entire issued and to be issued share capital of MIPS. The agreement is subject to various conditions which are set out in the acquisition agreement.  The acquisition is conditional, amongst other things, upon completion of the acquisition of the Patent Portfolio by Bridge Crossing LLC and applicable regulatory approvals as well as approval of the transaction being obtained from MIPS' shareholders.

Patent Portfolio sale
MIPS has also entered into a definitive acquisition agreement with Bridge Crossing LLC, whereby Bridge Crossing LLC is to acquire 498 out of 580 of MIPS’ patent properties for US$350 million in cash in a separate transaction that will complete before Imagination’s proposed acquisition of MIPS completes. The sale of the Divested Patent Properties is also conditional on MIPS' shareholders approving such sale but it is not conditional on Imagination completing the acquisition of MIPS.

Expected Timetable
If the conditions to which the acquisition of MIPS is subject (including the approval of MIPS' shareholders) are satisfied, then the transaction is expected to complete around Q1 CY2013.

Enquiries

Imagination Technologies Group PLC
Hossein Yassaie, CEO
Richard Smith, CFO
Tel: +44 (0)1923 260 511

College Hill
Adrian Duffield/Kay Larsen
Tel: +44 (0)20 7457 2020

Jefferies International Limited (Financial Advisor to Imagination)
Nick Adams / Daniel Aharoni / Jeffrey Snyder
Tel: +44 (0)20 7029 8000

Imagination
Imagination - a global leader in multimedia and communication technologies - creates and licenses market-leading processor solutions for graphics, video, display, embedded processing, multi-standard communications and connectivity, and cross-platform V.VoIP & VoLTE. These silicon and software intellectual property solutions for systems-on-chip (SoC) are complemented by an extensive portfolio of software drivers, developer tools and extensive market and technology-focused ecosystems. Target markets include mobile phone, handheld multimedia devices, connected home consumer, tablets/mobile computing, in-car electronics, telecoms, health, smart energy and connected sensors and controllers. Imagination's licensees include many of the world's leading semiconductor, network operator and electronics OEM/ODM companies. Corporate headquarters are located in the United Kingdom, with sales and R&D offices worldwide. See: [www.imgtec.com]

Forward-looking statements
This announcement contains (or may contain) certain forward-looking statements with respect to certain of Imagination's current expectations and projections about future events. “forward-looking statements”. These statements, which sometimes use words such as "anticipate", "believe", "intend", "estimate", "expect", "will", "shall", "may", "aim", "predict", "should", "continue" and words of similar meaning and/or other similar expressions that are predictions of or indicate future events and/or future trends, reflect the directors' beliefs and expectations at the date of this announcement and involve a number of risks, uncertainties and assumptions that could cause actual results to differ materially from any expected future results or performance expressed or implied by the forward-looking statement because of diverse factors.

Additional Information and Where to Find It

The proxy statement and other relevant materials, and any other documents to be filed by MIPS with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or from MIPS’ website at www.mips.com or by contacting MIPS Investor Relations at: ir@mips.com.

This communication is being made in respect of the proposed transaction involving Imagination and MIPS. The proposed transaction will be submitted to the shareholders of MIPS for their consideration. In connection with the proposed transaction, MIPS will prepare a proxy statement to be filed with the U.S. Securities and Exchange Commission (the "SEC"). STOCKHOLDERS OF MIPS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement will be mailed to MIPS’ shareholders.

This announcement is for information purposes only and shall not constitute an offer to buy, sell, issue or subscribe for, or the solicitation of an offer to buy, sell, issue, or subscribe for, any securities in Imagination or any other entity. No securities of Imagination have been or will be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an exemption from registration thereunder.

Jefferies International Limited, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Imagination and no one else in connection with the transaction and this announcement and will not be responsible to anyone other than Imagination for providing the protections afforded to clients of Jefferies International Limited or for providing advice in connection with the transaction or any matter or arrangement referred to herein.